Exhibit F

Execution Version

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: CORP GROUP BANKING S.A., et al.,[1] Debtors.	§ § § § § § § § § § §	Chapter 11 Case No. 21-10969 (JKS) (Jointly Administered)

STIPULATION REGARDING IFC POLICY AGREEMENT

Corp Group Banking S.A. (“CGB”) and Compañia Inmobiliaria y de Inversiones Saga SpA (“Saga,” and together with CGB, the “Debtor Parties”), Corp Group Holding Inversions Limitada, Inversiones Corp Group Interhold Ltda., Inversiones Gasa Limitada (collectively, the “Other Corp Group Parties,”, and together with the Debtor Parties, the “Corp Group Parties”), International Finance Corporation, IFC African, Latin American and Caribbean Fund, LP and IFC Capitalization (Equity) Fund, L.P. (collectively, the “IFC Parties”, and together with the Corp Group Parties, the “Stipulating Parties” and each a “Stipulating Party”) hereby enter into this Stipulation (this “Stipulation”).

WHEREAS, the Stipulating Parties, Itaú and Itaú Corpbancaare each party to the Policy Agreement dated as of February 13, 2015 (the “Policy Agreement”); and

WHEREAS, pursuant to the Seventh Amended Plan of Liquidation of Corp Group Banking S.A. and it Debtor Affiliates [Docket No. 815] (as may be amended, supplemented or otherwise modified from time to time, the “Plan”)2, CGB and Saga will be dissolved on or following the Effective Date of the Plan (the “Plan Effective Date’); pursuant to Article VI.A of the Plan, the Policy Agreement will be automatically rejected by the Debtor Parties on the Plan Effective Date, and further pursuant to the Plan, substantially all of the shares of the Company (as defined in the Policy Agreement) owned by the Corp Group Parties will be distributed to the creditors of CGB and Saga on the Plan Effective Date.

[1]	The Debtors in the Chapter 11 Cases, along with the last four digits of each Debtor’s foreign tax identification number, are: Corp Group Banking S.A. (900-8); Compañia Inmobiliaria y de Inversiones Saga SpA (600-0); Inversiones CG Financial Chile Dos SpA (808-2); and CG Financial Chile SpA (343-5). The Debtors’ mailing address is Rosario Norte N°660, 22nd Floor, Las Condes, Santiago, Chile.

[2]	Capitalized terms not defined in this Stipulation shall have the meanings given to such terms in the Plan.

NOW, THEREFORE, THE STIPULATING PARTIES HEREBY STIPULATE AND AGREE AS FOLLOWS:

1.            The dissolution of CGB and Saga under the Plan will constitute a “Corp Group Party Change of Control” (as defined in the Policy Agreement).

2.            Effective on the Plan Effective Date, the Policy Agreement shall be terminated with respect to the Corp Group Parties pursuant to Section 5.03 of the Policy Agreement. This Stipulation shall be deemed to be the written notice required thereby.

3.            If the Plan Effective Date does not occur on or prior to September 1, 2022, this Stipulation shall terminate and all rights of the Stipulating Parties shall be preserved.

Dated: June 14, 2022

By:	/s/ Andrés Winter Salgado	By:	/s/ Andrés Winter Salgado

	Andrés Winter Salgado		Andrés Winter Salgado
	Chief Executive Officer		Chief Executive Officer
	Debtor Parties		Other Corp Group Parties

By:	/s/ Eugenia Vargas	By:	/s/ Ruth Horowitz

	Eugenia Vargas		Ruth Horowitz
	FIG LAC Portfolio Manager		Vice President, Equity Mobilization
	International Finance Corporation		Division (AMC)
IFC African, Latin American and
Caribbean Fund, LP

By:	/s/ Juan Nitta

Juan Nitta
Head
IFC Capitalization (Equity) Fund, L.P.

Dated: June 14, 2022

By:	/s/ Andrés Winter Salgado	By:	/s/ Andrés Winter Salgado

	Andrés Winter Salgado		Andrés Winter Salgado
	Chief Executive Officer		Chief Executive Officer
	Debtor Parties		Other Corp Group Parties

By:	/s/ Eugenia Vargas	By:	/s/ Ruth Horowitz

	Eugenia Vargas		Ruth Horowitz
	FIG LAC Portfolio Manager		Vice President, Equity Mobilization
	International Finance Corporation		Division (AMC)
IFC African, Latin American and
Caribbean Fund, LP

By:	/s/ Juan Nitta

Juan Nitta
Head
IFC Capitalization (Equity) Fund, L.P.

Dated: June 14, 2022

By:	/s/ Andrés Winter Salgado	By:	/s/ Andrés Winter Salgado

	Andrés Winter Salgado		Andrés Winter Salgado
	Chief Executive Officer		Chief Executive Officer
	Debtor Parties		Other Corp Group Parties

By:	/s/ Eugenia Vargas	By:	/s/ Ruth Horowitz

	Eugenia Vargas		Ruth Horowitz
	FIG LAC Portfolio Manager		Vice President, Equity Mobilization
	International Finance Corporation		Division (AMC)
IFC African, Latin American and
Caribbean Fund, LP

By:	/s/ Juan Nitta

Juan Nitta
Head
IFC Capitalization (Equity) Fund, L.P.